Exhibit 31.1

CERTIFICATION

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Lynn L. Elsenhans, Chairman, Chief Executive Officer of Sunoco Partners LLC, the general partner of the registrant Sunoco Logistics Partners L.P., certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Sunoco Logistics Partners L.P.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ LYNN L. ELSENHANS
Name: Lynn L. Elsenhans
Title: Chairman and Chief Executive Officer

Date: February 29, 2012